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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this Amendment No. 2 to Form S-1 Registration Statement of our report dated March 5, 1997 on our audit of the financial statements of Salerno Foods, L.L.C. as of December 31, 1996 and for the period January 23, 1996 (Date of Inception) through December 31, 1996. We also consent to the references to our firm under the heading "Experts" in this S-1 Registration Statement.

/s/ FRIEDMAN EISENSTEIN RAEMER AND SCHWARTZ, LLP
    --------------------------------------------
    FRIEDMAN EISENSTEIN RAEMER AND SCHWARTZ, LLP

Chicago, Illinois
Dated: September 17, 1998